Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statement (Form S-4 No. 333-140195) of Expedia, Inc. and in the related Prospectus,

(2)	Registration Statement (Form S-4 No. 333-175828) of Expedia, Inc. and in the related Prospectus,

(3)	Registration Statement (Form S-4/A No. 333-169654) of Expedia, Inc. and in the related Prospectus,

(4)	Registration Statement (Form S-8 No. 333-178650-01) pertaining to the Expedia, Inc. 2005 Stock and Annual Incentive Plan, the Expedia, Inc. 401(k) Retirement Savings Plan, and the Expedia, Inc. Deferred Compensation Plan for Non-Employee Directors of Expedia, Inc.,

(5)	Registration Statement (Form S-8 No. 333-187111) pertaining to the Expedia, Inc. 2013 Employee Stock Purchase Plan and the Expedia, Inc. 2013 International Employee Stock Purchase Plan,

(6)	Registration Statement (Form S-8 No. 333-190254) pertaining to the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan,

(7)	Registration Statement (Form S-3ASR No. 333-194292) of Expedia, Inc. and in the related Prospectus,

(8)	Registration Statement (Form S-3ASR No. 333-197974) of Expedia, Inc. and in the related Prospectus,

(9)	Registration Statement (Form S-8 No. 333-205996) pertaining to the Expedia, Inc. 2005 Stock and Annual Incentive Plan, and

(10)	Registration Statement (Form S-8 No. 333-206990) pertaining to the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan;

of our reports dated February 5, 2015 (except for paragraph 2 of Note 1, Note 7, and Note 19, as to which the date is November 16, 2015), with respect to the consolidated financial statements of Expedia, Inc., included in this Current Report on Form 8-K dated November 16, 2015.

/s/ Ernst & Young LLP

November 16, 2015